EXHIBIT 10.1

                         TERMINATION OPTION AGREEMENT

      TERMINATION OPTION AGREEMENT, dated as of March 5, 1997, by and between C.R. ANTHONY COMPANY, an Oklahoma corporation (the "Grantor"), and STAGE STORES, INC., a Delaware corporation (the "Grantee").

      WHEREAS, concurrently with the execution and delivery of this Agreement, the Grantor and the Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that upon the terms and subject to the conditions thereof, the Grantor will be merged with a subsidiary of Grantor ("Sub"); and

      WHEREAS, as a condition to the Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor agree, and in order to induce the Grantee to enter into the Merger Agreement, the Grantor has so agreed, to grant to the Grantee an option with respect to certain shares of the Grantor's common stock on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. GRANT OF OPTION. The Grantor hereby grants to the Grantee an irrevocable option (the "Stock Option") to purchase up to 1,798,093 shares of common stock, $.01 par value per share, of the Grantor (the "the Grantor Common Stock"), or such other number of shares of the Grantor Common Stock as equals 19.9% of the issued and outstanding shares of the Grantor Common Stock at the time of exercise of the Stock Option, in the manner set forth below, at a price of $8.00 per share (the "Exercise Price"), payable in cash in accordance with
Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

      2. EXERCISE OF OPTION. The Stock Option may be exercised by the Grantee, in whole or in part, at any time or from time to time after (A) any of the events described in subsection (ii) or (iii) of the definition of Triggering Event has occurred prior to the Effective Time, (B) the board of directors of CRA shall approve, endorse or recommend any CRA Acquisition Proposal within six months of the termination of the Merger Agreement or (C) any Person or Group (as defined in Section 13(d)(3) of the Securities Exchange Act) within six months of the termination of the Merger Agreement acquires beneficial ownership of more than 50% of the outstanding common stock of CRA.

      In the event the Grantee wishes to exercise the Stock Option, the Grantee shall deliver to the Grantor a written notice (an "Exercise Notice") specifying the total number of shares of the Grantor Common Stock it wishes to purchase. Each closing of a purchase of shares the Grantor Common

Stock (a "Closing") shall occur at a place, on a date and at a time designated by the Grantee in any Exercise Notice delivered at least two business days prior to the date of the Closing.

      (a) The Stock Option shall terminate upon the earlier of: (i) the Effective Time; or (ii) the date six months following any termination of the Merger Agreement.

      (b) Notwithstanding the foregoing, the Stock Option may not be exercised if the Grantee is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

      3. CONDITIONS TO CLOSING. The obligation of the Grantor to issue shares of the Grantee Common Stock to the Grantee hereunder is subject to the conditions (which, other than the conditions described in clauses (i) and (ii) below, may be waived by the Grantor in its sole discretion) that (i) all waiting periods, if any, under the HSR Act applicable to the issuance of shares of the Grantor Common Stock hereunder shall have expired or have been terminated, and all consents, approvals, order or authorization of, or registration, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of shares of the Grantor Common Stock hereunder shall have been obtained or made, as the case may be; (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (iii) such shares shall have been approved for listing on the NASDAQ National Market System upon official notice of issuance.

      4. CLOSING. At any Closing, (a) the Grantor will deliver to the Grantee a single certificate in definitive form representing the number of shares of the Grantor Common Stock designated by the Grantee in its Exercise Notice, such certificate to be registered in the name of the Grantee, or a nominee of the Grantee designated by the Grantee in the Exercise Notice and shall bear the legend set forth in Section 11, and (b) the Grantee will deliver to the Grantor the aggregate Exercise Price for the shares of the Grantor Common Stock so designated and being purchased at such Closing by wire transfer of immediately available funds.

      5. REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. The Grantor represents and warrants to the Grantee that (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Grantor and the consummation by the Grantor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantor and no other corporate proceedings on the part of the Grantor are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Grantor and constitutes a valid and binding obligation of the Grantor, and, assuming this Agreement constitutes a valid and binding obligation of the Grantee, is enforceable against the Grantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the Grantor has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, 1,798,093 unissued shares of Grantor Common Stock, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of such shares of the Grantor Common Stock to the Grantee upon exercise of the Stock Option, the Grantee will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever, (f) the execution and delivery of this Agreement by the Grantor does not, and the performance of this Agreement by the Grantor will not, (1) violate the certificate of incorporation or by-laws of the Grantor, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to the Grantor or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights or termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of the Grantor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which the Grantor or any of its Subsidiaries is a party or by which the Grantor or any of its assets or properties is bound or affected (except, in the case of clauses
(2) and (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Grantor and except with respect to any item listed in Schedule 3(d) of the Merger Agreement), and (g) the execution and delivery of this Agreement by the Grantor does not, and the performance of this Agreement by the Grantor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for pre-merger notification requirements of the HSR Act and except with respect to any item listed in Schedule 3(d) of the Merger Agreement.

      6. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. The Grantee represents and warrants to the Grantor that (a) the Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Grantee and the consummation by the Grantee of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and no other corporate proceedings on the part of the Grantee are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Grantee and constitutes a valid and binding obligation to the Grantee in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the execution and delivery of this Agreement by the Grantee does not, and the performance of this Agreement by the Grantee will not (1) violate the certificate of incorporation or by-laws of the Grantee, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to the Grantee or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Grantee pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which the Grantee is a party or by which the Grantee or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a material adverse effect on the Grantee), (e) the execution and delivery of this Agreement by the Grantee does not, and the performance of this Agreement by the Grantee will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for pre-merger notification requirements of the HSR Act and
(f) any shares of the Grantor Common Stock acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by the Grantee for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

      7. CERTAIN REPURCHASES. (a) THE GRANTEE PUT. At the request of the Grantee at any time during which the Stock Option is exercisable pursuant to Section 2 (the "Repurchase Period"), the Grantor (or any successor entity thereof) shall repurchase from the Grantee the Stock Option, or any portion therefor for a price equal to the amount by which the "Market/Tender Offer Price" for shares of the Grantor Common Stock as of the date the Grantee gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the highest price per share paid as of such date pursuant to any tender or exchange offer or other acquisition proposal or (B) the average of the closing sale prices of shares of the Grantor Common Stock on NASDAQ for the ten trading days immediately preceding such date) exceeds the Exercise Price, multiplied by the number of shares of the Grantor Common Stock purchasable pursuant to the Stock Option (or portion thereof with respect to which the Grantor is exercising its rights under this Section 7).

            (b) PAYMENT AND REDELIVERY OF STOCK OPTION OR SHARES. In the event the Grantee exercises its rights under this Section 7, the Grantor shall, within 10 business days thereafter, pay the required amount to the Grantee in immediately available funds and the Grantee shall surrender to the Grantor the Stock Option, and the Grantee shall warrant that it owns the Stock Option free and clear of any and all Liens of any kind or nature whatsoever.

      8. REGISTRATION RIGHTS. In the event that the Grantee shall desire to sell any of the shares of the Grantor Common Stock purchased pursuant to the Stock Option within 3 years after such purchase, and such sale requires in the opinion of counsel to the Grantor, which opinion shall be reasonable satisfactory to the Grantee and its counsel, registration of such shares under the Securities Act of 1933, the Grantee may, by written notice (the "Registration Notice") to the Grantor (the "Registrant"), request the Registrant to register under the Securities Act all or any part of the shares purchased pursuant to the Stock Option ("Restricted Shares") beneficially owned by the Grantee (the "Registrable Securities") pursuant to a BONA FIDE firm commitment underwritten public offering in which the Grantee and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group) and its affiliates from purchasing through such offering Restricted Shares representing more than 2% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Grantee and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing reasonably acceptable to the Grantor (the "Manager"), stating that (i) it has a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price to be specified in such Registration Notice (the "Fair Market Value"). The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Grantee within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities and (ii) the Fair Market Value of such Registrable Securities. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and its designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

      If the Registrant does not elect to exercise its option pursuant to this
Section 8 with respect to all Registrable Securities designated in the Registration Notice, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; PROVIDED, HOWEVER, that (i) the Grantee shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clause (B) below or 120 days in the case of clauses
(A) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the judgment of the Board of Directors of the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement with respect thereto, the provisions of this Section 8 shall again be applicable to any proposed registration; PROVIDED, HOWEVER, that the Grantee shall not be entitled to request more than two registrations pursuant to this Section 8 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as the Grantee may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

      The registration rights set forth in this Section 8 are subject to the condition that the Grantee shall provide the Registrant with such information with respect to the Grantee's Registrable Securities, the plans for the distribution thereof, and such other information with respect to the Grantee as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the

Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

      A registration effected under this Section 8 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Grantee, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

      9. PROFIT LIMITATION. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $4,000,000.00 and, if it otherwise would exceed such amount the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by the Grantee, (ii) pay cash or other consideration to the Grantor or (iii) undertake any combination thereof, so that the Grantee's Total Profit shall not exceed $4,000,000.00 after taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than $4,000,000.00, and, if exercise of the Stock Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $4,000,000.00; PROVIDED, that nothing in this sentence shall restrict any exercise of the Stock Option permitted hereby on any subsequent date at the Price set forth in Section 1.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by the Grantee pursuant to the Grantor's repurchase of the Stock Option pursuant to Section 7, and (ii) (x) the net cash amounts received by the Grantee pursuant to the sale of Restricted Shares (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

      (d) As used herein, the term "Notional Total Profit" with respect to any number of Restricted Shares as to which the Grantee may propose to exercise this Stock Option shall be the Total Profit determined as of the date of the Exercise Notice, assuming that this Stock Option were exercised on such date for such number of Restricted Shares and assuming that such Restricted Shares, together with all other Restricted Shares held by the Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Grantor Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Grantor Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, shall be adjusted appropriately.

      11. RESTRICTIVE LEGENDS. Each certificate representing shares of the Grantor Common Stock issued to the Grantee hereunder shall initially be endorsed with a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED MARCH 5, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

      12. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, in no event will any transferee of any Restricted Shares be entitled to the rights of the Grantee hereunder. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 11.

      13. INCORPORATION BY REFERENCE. The provisions of Sections 5(a) and (b) and 8(d)(f)(g)(h)(i)(j)(k)(m)(o) and (p) of the Merger Agreement are incorporated herein by reference, to be read as though the references therein to the Merger Agreement were references to this Agreement. C.R. ANTHONY COMPANY

                                    By:_________________________________________
                                          Its:


                                    STAGE STORES, INC.

                                    By:_________________________________________
                                          Its: